EXHIBIT 21

Subsidiaries of James River Coal Company as of August 26, 2011

1.	BDCC Holding Company, Inc.

2.	Bell County Coal Corporation

3.	Bledsoe Coal Corporation

4.	Bledsoe Coal Leasing Company

5.	Blue Diamond Coal Company

6.	Buck Branch Resources LLC

7.	Chafin Branch Coal Company, LLC

8.	Eolia Resources, Inc.

9.	Hampden Coal Company, LLC

10.	International Resource Partners LP

11.	International Resources, LLC

12.	International Resources Holdings I LLC

13.	International Resources Holdings II LLC

14.	IRP GP Holdco LLC

15.	IRP Kentucky LLC

16.	IRP LP Holdco Inc.

17.	IRP WV Corp.

18.	James River Coal Sales, Inc.

19.	James River Coal Service Company

20.	James River Escrow Inc.

21.	Johns Creek Coal Company

22.	Johns Creek Elkhorn Coal Corporation

23.	Johns Creek Processing Company

24.	Laurel Mountain Resources LLC

25.	Leeco, Inc.

26.	Logan & Kanawha Coal Co., LLC

27.	McCoy Elkhorn Coal Corporation

28.	Rockhouse Creek Development LLC

29.	Shamrock Coal Company, Incorporated

30.	Snap Creek Mining, LLC

31.	Triad Mining Inc.

32.	Triad Underground Mining, LLC